                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 4th of June, 1998, by and among ROSE INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "Buyer"); and RICHARD SINGER II, ROBERT BERTSCH and
J. ZHANNA DAVIDOV (hereinafter collectively referred to as "Seller"), being all of the shareholders of THE ACCORD GROUP, INC., a Delaware corporation (hereafter referred to as "Company").

         WHEREAS, Seller is the owner of record and beneficially owns Eight Million (8,000,000) shares of the issued and outstanding shares of Common Stock of the Company (the "Shares"); and

         WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                                       I.

                         SALE AND PURCHASE OF THE SHARES

         1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto, which together constitute 82.01% of the issued and outstanding Shares of Common Stock of the Company.

         1.2 CLOSING. The purchase shall be consummated at a closing ("Closing") to take place at 10:00 o'clock a.m., at the offices of Buyer's counsel on June 3, 1998 ("Closing Date").

         1.3 PURCHASE PRICE. The aggregate purchase price ("Purchase Price") for the Shares shall be Eight Million, (8,000,000) shares of Common Stock of the Buyer ("Buyer's Shares"). This portion of the Purchase Price shall be paid at Closing, by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

         1.4 ALLOCATION OF SHARES. All shares of stock of Buyer to be issued to Seller pursuant to this Agreement shall be issued to the respective Sellers in proportion to their respective ownership of stock of the Company as described in Exhibit "A" hereto.


         1.5 OTHER AGREEMENTS. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

                  (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Seller to Buyer.

                  (b) Indemnity Agreement between Buyer and Richard T. Clark and Joel C. Holt attached hereto as Exhibit "B".

         1.6 BASIC AGREEMENTS AND TRANSACTIONS DEFINED. This Agreement and other agreements listed in paragraph 1.5, are sometimes referred to as the "Basic Agreement". The transactions contemplated by the Basic Agreement are sometimes referred to as the "Transactions".

                                       II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represent and warrant to Buyer as follows:

                  (a) TITLE TO THE SHARES. At Closing, Seller shall own of record and beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

                  (b) ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

                  (c) AUTHORIZED CAPITALIZATION. The authorized capitalization of the Company consists of Two Million (2,000,000) shares of Common Stock, of which Nine Million Seven Hundred Fifty-Five Thousand (9,755,000) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. Except as set forth in Exhibit "C" attached hereto, the Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Except as set forth in Exhibit "E" attached hereto, the Company is not a party to and are not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.

                  (d) AUTHORITY. Seller has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Seller, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller or the Company is a party or by which Seller or the Company or any of their respective properties or assets are bound or affected.

                  (e) COMPANY FINANCIAL STATEMENTS. The Company Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of March 31, 1998.

                  (f) NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements previously delivered to Buyer and as set forth on Exhibit "D", Seller is not aware of any liabilities for which the Company is liable or will become liable in the future.

                  (g) TAXES. The Company has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

                  (h) PROPERTIES. The Company has good and marketable title to all its personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "E". The Company has no ownership interest in any real property. The assets and properties owned, operated or leased by the Company and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

                  (i) BOOKS AND RECORDS. The books and records of the Company are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company as set forth in the Company Financial Statements.

                  (j) INSURANCE. Exhibit "F" contains an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by the Company. The Company is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of the Company in amounts at least equal to customary coverage in the Company's industry;
         (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

                  (k) TRANSACTIONS WITH CERTAIN PERSONS. Except as disclosed in Exhibit "G", the Company has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or shareholder of the Company or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest.

                  (l) MATERIAL CONTRACTS. Except as set forth in Exhibit "H", the Company has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

                  (m) EMPLOYMENT MATTERS. Exhibit "I" contains a list of all officers, their base salaries, accrued vacation pay, sick pay, and severance pay through May 31, 1998. Except as set forth in Exhibit "J", the Company is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement. The Company has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. The Company has not been a party to a "prohibited transaction," which would subject the Company to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against the Company pending or threatened, and to the knowledge of the Seller, there are no union organizing activities currently pending or threatened against or involving the Company.

                  (n) AUTHORIZATIONS. The Company has no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business, except as set forth in Exhibit "K" which contains a list of all licenses, permits, approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, tradenames, servicemarks, franchises, licenses and other permits, each of which is valid and in full force and effect.

                  (o) NO POWERS OF ATTORNEY. The Company has no powers of attorney or similar authorizations outstanding.

                  (p) COMPLIANCE WITH LAWS. The Company is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

                  (q) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company is in compliance with all applicable pollution control and environmental laws, rules and regulations. The Company has no environmental licenses, permits and other authorizations held by the Company relative to compliance with environmental laws, rules and regulations.

                  (r) NO LITIGATION. There are no actions, suits, claims, complaints or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

                  (s) VALIDITY. All contracts, agreements, leases and licenses to which the Company is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

                  (t) NO ADVERSE CHANGES. Since May 31, 1998, there have been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

                  (u) FEES. All negotiations relating to the Basic Agreements and the Transactions have been conducted by the Seller in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which the Company or Buyer are or may be liable.

                  (v) FULL DISCLOSURE. All statements of Seller contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Company or Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Seller which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in the Basic Agreements.

         2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                  (a) ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

                  (b) AUTHORIZED CAPITALIZATION. The authorized capitalization of the Company consists of Twenty-Five Million (25,000,000) shares of Common Stock, of which Seven Million Five Hundred Twenty-Five Thousand (7,525,000) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. Except as set forth in Exhibit "L" attached hereto, the Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not.

                  (c) AUTHORITY. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its properties or assets are bound or affected.

                  (d) COMPANY FINANCIAL STATEMENTS. The Company Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of March 31, 1998.

                  (e) NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements previously delivered to Buyer and as set forth on Exhibit "M", Seller is not aware of any liabilities for which the Company is liable or will become liable in the future.

                  (f) BOOKS AND RECORDS. The books and records of the Company are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company as set forth in the Company Financial Statements.

                  (g) NO LITIGATION. Except as set forth in Exhibit "N", there are no actions, suits, claims, complaints or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

                  (h) FEES. All negotiations relating to the Basic Agreements and the Transactions have been conducted by the Seller in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which the Company or Buyer are or may be liable.

                  (i) INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                                      III.

                                    COVENANTS

         3.1 COVENANTS OF SELLER. Seller covenants and agrees that from the date hereof to the Closing without the prior written consent of Buyer:

                  (a) ORDINARY COURSE OF BUSINESS. Seller will operate the business of the Company only in the ordinary course and will use their best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

                  (b) MAINTAIN PROPERTIES. Seller will maintain all of the Company's properties in good working order, repair and condition (reasonable wear and use excepted) and cause the Company to take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, servicemarks, trade names, brand names, copyrights and other intangible assets.

                  (c) COMPENSATION. Seller will not permit the Company to (1) enter into or alter any employment agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee; or
         (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

                  (d) NO INDEBTEDNESS. Seller will not permit the Company to create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

                  (e) MAINTAIN BOOKS. Seller will cause the Company to maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

                  (f) NO AMENDMENTS. Seller will not permit the Company to amend its corporate charter or bylaws (or similar documents) without prior consent of Buyer and will cause the Company to maintain their corporate existence, licenses, permits, powers and rights in full force and effect.

                  (g) TAXES AND ACCOUNTING MATTERS. Seller will cause the Company to file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Seller will not permit the Company to change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

                  (h) NO DISPOSITION OR ENCUMBRANCE. Except in the ordinary course of business consistent with past practice, Seller will not permit the Company to (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, servicemarks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

                  (i) INSURANCE. Seller will cause the Company to maintain in effect all its current insurance policies.

                  (j) NO SECURITIES ISSUANCES. Seller will not permit the Company to issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transactions contemplated herein.

                  (k) NO DIVIDENDS. Seller will not permit the Company to declare, set aside or pay any dividends or other distributions of any nature whatsoever.

                  (l) CONTRACTS. Seller will not permit the Company to enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

                  (m) NO BREACH. Seller will not permit the Company to do any act or omit to do any act which would cause a breach of any contract, commitment or obligation of the Company.

                  (n) DUE COMPLIANCE. Seller will cause the Company to comply with all laws, regulations, rules and ordinances applicable to it and to the conduct of its business.

                  (o) NO WAIVERS OF RIGHTS. Seller will not permit the Company to amend, terminate or waive any material right whether or not in the ordinary course of business.

                  (p) CAPITAL COMMITMENTS. Seller will not permit the Company to make or commit to make any capital expenditure, capital addition or capital improvement.

                  (q) NO RELATED PARTY TRANSACTIONS. Seller will not permit the Company to make any loans to, or enter into any transaction, agreement, arrangement or understanding or any other nature with, any officer, director or employee of the Company.

                  (r) NOTICE OF CHANGE. Seller will promptly advise Buyer in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of the Company.

                  (s) CONSENTS. Seller will use their, and will cause the Company to use its, best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                       IV.

                           CONDITIONS PRECEDENT TO THE
                          OBLIGATIONS OF BUYER TO CLOSE

         The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

         4.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

         4.2 NO ADVERSE CHANGE. There shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

         4.3 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         4.4 DOCUMENTS TO BE DELIVERED BY SELLER. Seller shall have delivered the following documents:

                  (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "O".

                  (b) A copy of (i) the Certificate of Incorporation of the Company, certified as correct by the Company; and (ii) the Bylaws of the Company certified as correct by the Company; and (iii) a certificate of the Delaware Tax Commission, Franchise Tax Division, to the effect that the Company is in good standing and has paid all franchise taxes in such state, all as attached hereto as Exhibit "P";

                  (c) All agreements referred to in paragraph 1.5 above, executed by all parties thereto other than Buyer.

                  (d) All corporate and other records of or applicable to the Company included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

                  (e) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                       V.

                           CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF SELLER TO CLOSE

         The obligation of Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Seller:

         5.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

         5.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         5.3 OTHER AGREEMENTS. All parties other than Seller and the Company shall have executed and delivered the Basic Agreements.

         5.4 PAYMENTS. Seller shall have received from Buyer all Common Stock to be issued at the Closing by Buyer pursuant to all the Basic Agreements.

                                       VI.

                       MODIFICATION, WAIVERS, TERMINATION
                                  AND EXPENSES

         6.1 MODIFICATION. Buyer and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

         6.2 WAIVERS. Buyer and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

         6.3 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

                  (a) By the mutual consent of Seller and Buyer;

                  (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall have not have been satisfied, in all material respects; or

                  (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

         Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.


                                      VII.

                                  MISCELLANEOUS

         7.1 REPRESENTATIONS AND WARRANTIES TO SURVIVE. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

         7.2 BINDING EFFECT OF THE BASIC AGREEMENTS. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

         7.3 APPLICABLE LAW. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Delaware.

         7.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

                  (a)      If to Seller, to:

                                    Richard Singer II
                                    THE ACCORD GROUP
                                    80 Seaview Blvd.
                                    Port Washington, NY   11050
                                    Telephone:  (516) 625-4040
                                    Fax: (516) 625-9855

                  (b)      If to Buyer, to:

                                    G. David Gordon
                                    G. DAVID GORDON & ASSOCIATES, P.C.
                                    7633 East 63rd Place, Suite 210
                                    Tulsa, OK   74133
                                    Telephone:  (918) 254-4997
                                    Fax: (918) 254-2988

         These addresses may be changed from time to time by written notice to the other parties.

         7.5 HEADINGS. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         7.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         7.7 SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

         7.8 FORBEARANCE; WAIVER. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

         7.9 ATTORNEYS' FEES AND EXPENSES. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

         7.10 EXPENSES. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

         7.11 EXHIBITS. All Exhibits to this Agreement are incorporated herein in the places referenced in this Agreement:

         7.12 INTEGRATION. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.


                                        "BUYER"

                                        ROSE INTERNATIONAL LTD.
                                        A DELAWARE CORPORATION


                                        BY: /s/ G. DAVID GORDON
                                            G. DAVID GORDON, PRESIDENT


                                        "COMPANY"

                                        THE ACCORD GROUP, INC.
                                        A DELAWARE CORPORATION


                                        BY: /s/ RICHARD SINGER, II
                                            RICHARD SINGER II, PRESIDENT


                                        "SELLER"


                                        /s/ RICHARD SINGER, II
                                            RICHARD SINGER, II


                                        /s/ ROBERT BERTSCH
                                            ROBERT BERTSCH


                                        /s/ J. ZHANNA DAVIDOV
                                            J. ZHANNA DAVIDOV

                                  EXHIBIT "A"

                              R E S T R I C T E D

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

  NUMBER                                            SHARES
AGR 01018                                         *6,500,000*

                             THE ACCORD GROUP, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                                              CUSIP 00435N 20 3
                                  COMMON STOCK

THIS CERTIFIES THAT:

                             RICHARD V. SINGER, II


is owner of   *SIX MILLION FIVE HUNDRED THOUSAND*

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF PAR $.001 VALUE EACH OF

                             THE ACCORD GROUP, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: 1/21/98                               COUNTERSIGNED
                                           OLDE MONMOUTH STOCK TRANSFER CO, INC.
                    77 MEMORIAL PARKWAY, SUITE 101, ATLANTIC HIGHLANDS, NJ 07716
                                                                  TRANSFER AGENT
                                             BY: [SIGNATURE ILLEGIBLE]
                                                  AUTHORIZED SIGNATURE

             [THE ACCORD GROUP, INC. CORPORATE SEAL 1997 DELAWARE]

/s/ J. Zhanna Davidov                                      /s/ Richard Singer II
     SECRETARY                                                      CHAIRMAN

 NUMBER                                                           SHARES
AGR01019                                                        *1,000,000*


                             THE ACCORD GROUP, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                          SEE REVERSE FOR
                                                         CERTAIN DEFINITIONS

                                  COMMON STOCK          CUSIP  00435N  20  3

THIS CERTIFIES THAT:

                               J. ZHANNA DAVIDOV

is owner of

                                 *ONE MILLION*

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF PAR $.001 VALUE EACH OF

                             THE ACCORD GROUP, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: 1/21/98                      COUNTERSIGNED

                                        OLDE MONMOUTH STOCK TRANSFER CO, INC.
                 77 MEMORIAL PARKWAY, SUITE 101, ATLANTIC HIGHLANDS, NJ 07716
                                                               TRANSFER AGENT


                                                BY: /s/ [SIGNATURE ILLEGIBLE]
                                                         AUTHORIZED SIGNATURE


             [THE ACCORD GROUP, INC. CORPORATE SEAL 1997 DELAWARE]


/s/ J. Zhanna Davidov                           /s/ Richard Singer II
     SECRETARY                                     CHAIRMAN


                                   RESTRICTED
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

                                   RESTRICTED

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM.

 NUMBER                                                                 SHARES
 ------                                                                 ------
AGR 01020                                                            * 500,000 *

                             THE ACCORD GROUP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                               CUSIP 00435N 20 3

                                  COMMON STOCK

THIS CERTIFIES THAT:

                                 ROBERT BERTSCH

is owner of  * FIVE HUNDRED THOUSAND *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF PAR $.001 VALUE EACH OF

                             THE ACCORD GROUP, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED: 1/21/98    COUNTERSIGNED
                                           OLDE MONMOUTH STOCK TRANSFER CO, INC.
                    77 MEMORIAL PARKWAY, SUITE 101, ATLANTIC HIGHLANDS, NJ 07716

                             THE ACCORD GROUP, INC.
                          CORPORATE SEAL 1997 DELAWARE

                                                 BY: /s/  [SIGNATURE ILLEGIBLE]
                                                    ----------------------------
                                                        AUTHORIZED SIGNATURE

/s/    J. Zhanna Davidov                            /s/  Richard Singer II
----------------------------                        ----------------------------
           SECRETARY                                         CHAIRMAN

                                   EXHIBIT "B"

                               INDEMNITY AGREEMENT


      THIS AGREEMENT is entered into this _____ day by and among RICHARD T. CLARK and JOEL C. HOLT (collectively the "Shareholders"), RICHARD SINGER II ("Seller"), and ROSE INTERNATIONAL LTD. a Delaware corporation ("Corporation").

      WHEREAS, the Shareholders have been the majority shareholders of the Corporation since September, 1997;

      WHEREAS, the Corporation this date has acquired 81% of the outstanding common shares of The Accord Group ("Shares") from Seller pursuant to a Stock Purchase Agreement entered into June ____, 1998 ("Stock Purchase Agreement");

      WHEREAS, the Corporation is subject to the threat of liability because of the following litigation: Struthers Industries, Inc. v. Nextech Enterprises International, Inc. et al filed on May 26, 1998 in the United States Bankruptcy Court for the Northern District of Oklahoma ("Struthers Lawsuit").; and

      WHEREAS, the purchase price for the Shares was determined based upon the assumption that the Corporation is not, and will not be, liable for any claim made in the Struthers Lawsuit.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                        I.    INDEMNIFICATION

      1.1 INDEMNITY. To the extent permitted by law, the Shareholders jointly and severally do hereby agree to indemnify and hold the Corporation and the Seller harmless from and against any and all losses, claims, damages, liabilities and obligations of any kind and description, including any reasonable attorney fees incurred by the Corporation in investigating, defending or settling such losses, damages, liabilities and obligations, arising out of the Struthers Lawsuit and matters directly related thereto. Under no circumstances, however, shall such indemnification obligations exceed $50,000 at which time Shareholders shall have the right to rescind the Stock Purchase Agreement.

      1.2. ALLOCATION OF INDEMNITY AMONG SELLERS. The indemnification obligations of each Seller shall be determined pro rata, on the basis of such Seller's percentage ownership interest of the Corporation immediately prior to the Closing in relation to other Sellers.

      1.3. PARTICIPATION IN DEFENSE. The Seller and the Corporation agree to give prompt notice to the Shareholders once the Seller and/or the Corporation have actual knowledge of any claims as to which indemnity shall be sought, and shall permit the Shareholders (at their expense) to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the

Shareholders, who shall conduct the defense of said claim or litigation, shall be reasonably satisfactory to the Seller and the Corporation, and the Seller and the Corporation may participate in such defense at their expense; provided, further, that the failure by the Seller and/or the Corporation to give notice as provided herein shall not relieve the Shareholders of their obligations under
Section 1 herein except to the extent that the failure results in an omission of actual notice to the Shareholders and such person is damaged solely as a result of the failure to give notice. Neither the Seller nor the Corporation, in the defense of any such claim or litigation, shall, except with the consent of the Shareholders, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term which releases the Shareholders from all liability to the claimant or plaintiff with respect to such claim or litigation.

                               II. MISCELLANEOUS

      2.1 APPLICABLE LAW. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Delaware.

      2.2 HEADINGS. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

      2.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

      2.4 SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

      2.5 ATTORNEY FEES. The prevailing party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written above.


                                          "SHAREHOLDERS"

                                          /s/ Richard T. Clark
                                          ---------------------------
                                          RICHARD T. CLARK

                                          /s/ Joel C. Holt
                                          ---------------------------
                                          JOEL C. HOLT

                                          "SELLER"



                                          ___________________________
                                          RICHARD SINGER II



                                          "CORPORATION"


                                          ROSE INTERNATIONAL LTD.



                                          BY: /s/ G. David Gordon
                                              ________________________
                                          G. DAVID GORDON, PRESIDENT

                                          "SELLER"


                                          /s/ Richard Singer II
                                          ___________________________
                                          RICHARD SINGER II



                                          "CORPORATION"


                                          ROSE INTERNATIONAL LTD.



                                          BY: /s/ G. David Gordon
                                              ________________________
                                          G. DAVID GORDON, PRESIDENT

                                   EXHIBIT "C"

                                      NONE

                                   EXHIBIT "D"

                                      NONE

                                   EXHIBIT "E"

                                      NONE

                                  EXHIBIT "F"

                                     NONE

                                   EXHIBIT "G"

                                      NONE

                                   EXHIBIT "H"

                                      NONE

                                   EXHIBIT "I"

RICHARD SINGER, II                  =       $72,000

J. ZHANNA DAVIDOV                   =       $72,000

ROBERT BERTSCH                      =       $72,000

                                   EXHIBIT "J"

                                      NONE

                                   EXHIBIT "K"

                                      NONE

                                 EXHIBIT "L"
                             OUTSTANDING OPTIONS


      NAME                   OPTION SHARES               EXERCISE PRICE
G. David Gordon               100,000                       $1.00

Leo Morris                    100,000                       $1.00

                                   EXHIBIT "M"
                                ACCOUNTS PAYABLE


            Corporate Financials Online               $    600.00
            Depository Trust Company                  $    255.00
            Guest & Company                           $ 27,482.00
            CDR Stock Transfer                        $    750.00
            Gordon & Associates                       $    776.00

                                 EXHIBIT "N"
                                  LITIGATION


STRUTHERS INDUSTRIES, INC.


v.                                        Case No. 98-00882-R

NEXTECH ENTERPRISES                       US Bankruptcy Court
INTERNATIONAL INC., et al.                Northern District of Oklahoma